UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court Gainesville, Florida 32653
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, the Board of Directors (the “Board”) of Exactech, Inc., a Florida corporation (the “Company”), appointed Dr. William Petty, who had served as the Company’s Chief Executive Officer, to a new role as Executive Chairman. Also on March 21, 2014, the Board appointed our President, Mr. David W. Petty, to additionally serve as the Company’s Chief Executive Officer.
David W. Petty has been President of Exactech since November 2007, prior to which he served in various capacities in the areas of operations and sales and marketing since joining the Company in 1988. From February 2000 to November 2007, Mr. Petty served as Executive Vice President of Sales and Marketing. From 1993 to 2000, he served as Vice President of Marketing, and from April 1991 until April 1993, he served as Vice President of Operations. Mr. Petty received his B.A. from the University of Virginia in 1988 and completed The Executive Program of the Darden School of Business in 1999. He is the son of Dr. and Ms. Petty
Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Petty and any other person pursuant to which Mr. Petty was selected as an officer of the Company. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Mr. Petty had or will have a direct or indirect material interest in which the amount involved exceeded or would exceed $120,000.
Additionally, on March 21, 2014, the Company entered into a new employment agreement with Mr. David Petty (the “New CEO Agreement”) and a new employment agreement with Dr. William Petty (the “Chairman Agreement”), both of which superseded in their entirety Mr. Petty’s and Dr. Petty’s respective prior employment agreements.
The Chairman Agreement, pursuant to which Dr. Petty will serve as Executive Chairman, has a term expiring at the Company’s 2018 annual meeting of shareholders and provides for an initial annual base salary of $600,000. Pursuant to the terms of the Chairman Agreement, Dr. Petty is eligible to receive, in addition to his base salary, annual bonuses and/or equity awards, including a cash bonus of not less than 60% of his annual base salary and an equity award with a value of not less than 100% of his annual base salary, in each case subject to the achievement of annual financial targets set forth in the Company’s management performance plan, as adopted by the Compensation Committee of the Board.
The Chairman Agreement additionally provides for the continuation of the same royalty payments that had been paid under his prior employment agreement. Dr. Petty is entitled to receive 0.5% of domestic sales and 0.25% of international sales of the Company’s Optetrak knee product, subject to an annual maximum aggregate royalty of $150,000. The Company’s obligation to pay such royalties terminates at such time that Dr. Petty no longer actively supports the Optetrak knee product line.
If the Company terminates Dr. Petty’s employment without cause or if Dr. Petty resigns in connection with the Company’s uncured material breach of the Chairman Agreement (either such termination, a “Termination Event”), then Dr. Petty shall be entitled to receive all unpaid base salary and bonuses accrued through the effective date of termination plus the continuation of his base salary, as in effect at the time of termination, for a period of the greater of the original term of the agreement and 24 months following the effective date of termination; provided, that Dr. Petty must adhere to certain non-compete and non-solicit covenants that govern for the entire severance period. If any Termination Event occurs, Dr. Petty and his covered dependents would additionally be entitled to receive insurance benefits through the longer of the original term of the agreement and 24 months from the date of such Termination Event, unless Dr. Petty becomes eligible for insurance benefits with another employer. Dr. Petty would also be entitled to receive a continuation of retirement benefits for this same period of time and the continuation of royalty payments for the Optetrak knee product. The compensation and benefits described in this paragraph are referred to as the “severance benefits”.
If Dr. Petty voluntarily resigns without good reason or is terminated for cause, he is entitled to receive only any unpaid base salary accrued through the effective date of resignation and the continuation of royalty payments for the Optetrak knee product.
If there is a change in control of the Company that Dr. Petty supports (either by voting in favor of the transaction as a member of the Board or by voting any of his securities in favor of the transaction), and on or prior to the one-year anniversary of the change in control the Company or its successor terminates Dr. Petty’s employment without cause, or Dr. Petty terminates his employment for good reason, then Dr. Petty would be entitled to receive the severance benefits. If there is a change in control of the Company that Dr. Petty does not support, and (1) either he or the Company terminates his employment for any reason during the 30 days immediately following such change in control, or (2) the Company terminates his employment without cause, or Dr. Petty terminates his employment for good reason, on or prior to the one-year anniversary of such change in control, then Dr. Petty would be entitled to receive the severance benefits.

The New CEO Agreement has a term expiring on December 31, 2016 and provides for an initial annual base salary of $446,000. Pursuant to the terms of New CEO Agreement, Mr. Petty is eligible to receive, in addition to his base salary, annual bonuses and/or equity awards including a cash bonus of no less than 75% of his annual base salary and an equity award with a value of no less than 80% of his annual base salary, in each case subject to the achievement of annual financial targets set forth in the Company’s management performance plan, as adopted by the Compensation Committee of the Board.
Under the New CEO Agreement, if there is a Termination Event, Mr. Petty shall be entitled to receive all earned and unpaid base salary and bonuses, if any, accrued through the effective date of termination plus the continuation of his base salary, as in effect at the time of termination, for a period of the greater of the original term of the agreement and 24 months following the effective date of termination; provided that, Mr. Petty must adhere to certain non-compete and non-solicit covenants that shall govern for this entire period. If any Termination Event occurs, Mr. Petty and his covered dependents are entitled to receive insurance benefits through the longer of the original term of the agreement and 24 months from the effective date of termination, unless Mr. Petty becomes eligible for insurance benefits with another employer. Mr. Petty is also entitled to receive a continuation of retirement benefits for this same period of time. The compensation and benefits described in this paragraph are referred to as the “severance benefits”.
If Mr. Petty voluntarily resigns without good reason or is terminated for cause, he is entitled to receive only any unpaid base salary accrued through the effective date of resignation.
If there is a change in control of the Company, and, on or prior to the one-year anniversary of the change in control, the Company or its successor terminates Mr. Petty’s employment without cause, or Mr. Petty terminates his employment for good reason, then Mr. Petty would be entitled to receive the severance benefits.
In addition to the benefits under the Chairman Agreement and the New CEO Agreement, Dr. Petty and Mr. Petty, respectively, are otherwise entitled to receive such benefits of employment as are generally available to our other executive officers.
The foregoing description of the Chairman Agreement and the New CEO Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On March 26, the Company issued a press release announcing the appointment of Dr. Petty as the Company’s Executive Chairman and Mr. Petty as the Company’s Chief Executive Officer. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit
Number                Description
10.1        Employment Agreement between Exactech, Inc. and R. William Petty, M.D.
10.2        Employment Agreement between Exactech, Inc. and David Petty.
99.1        Press Release issued by the Company on March 26, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date:	March 27, 2014	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Exactech, Inc. and R. William Petty, M.D.
10.2	Employment Agreement between Exactech, Inc. and David Petty
99.1	Press Release issued by the Company on March 26, 2014